                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commision Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

         LoJack Corporation
    ----------------------------------------------------------------------------
     (Name of Registrant as Specified In Its Charter)


    ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------

     5)   Total fee paid:
     ---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
     and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------

     3)   Filing Party:
     ---------------------------------------------------------------------------

     4)   Date Filed:
     ---------------------------------------------------------------------------

                              LOJACK CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 17, 1996

  You are hereby notified that the annual meeting of stockholders of LoJack Corporation (the "Company") will be held on the 17th day of July, 1996 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree,
Massachusetts, for the following purposes:

  1. To consider and act upon a proposal to fix the number of directors of the Company at six (6) and to elect six (6) directors for the ensuing year.

  2. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on May 22, 1996 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment thereof.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS, Clerk

June 6, 1996

IMPORTANT: IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF ADDITIONAL PROXY SOLICITATION, PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING PERSONALLY. YOUR COOPERATION IS GREATLY APPRECIATED.

                              LOJACK CORPORATION

                               EXECUTIVE OFFICES
                                333 ELM STREET
                          DEDHAM, MASSACHUSETTS 02029

                                PROXY STATEMENT

                      SOLICITATION AND VOTING OF PROXIES

  This proxy statement and the accompanying proxy form are being mailed by LoJack Corporation (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.01 par value ("Common Stock"), commencing on or about June 6, 1996. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on July 17, 1996 (the "Meeting") and at any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

  When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy card is signed and returned without specifying choices, the shares will be voted FOR the election of directors as set forth in this proxy statement and in the discretion of the proxies as to other matters that may properly come before the Meeting. Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

  The only outstanding class of stock of the Company is its Common Stock. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed May 22, 1996 as the record date for the Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting and any adjournment thereof. On May 22, 1996, there were issued and outstanding 21,941,891 shares of Common Stock.

  The Company's Articles of Organization and By-laws provide that a quorum shall consist of the representation in person or by proxy at the Meeting of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The election of directors is by plurality of the votes cast at the Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of any other business which may properly be brought before the Meeting or any adjournment thereof.

  With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy card. Votes that are withheld will have the effect of a negative vote. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth certain information as of May 13, 1996 with respect to the voting securities of the Company owned by (1) any person (including any "group" as that term is defined in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of a class of voting securities of the Company, (2) each director or nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table, and (4) all directors and executive officers of the Company as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of May 13, 1996. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                          NUMBER OF
                                        COMMON SHARES
                NAME OF                 AND NATURE OF    PERCENTAGE OF
           BENEFICIAL OWNER           BENEFICIALLY OWNED COMMON STOCK
           ----------------           ------------------ -------------
   The Capital Group Companies, Inc.      2,208,500(1)       10.1%
   333 South Hope Street
   Los Angeles, CA 90071
   Leon G. Cooperman                      1,137,200(2)        5.2
   c/o Omega Advisors, Inc.
   88 Pine Street
   Wall Street Plaza--31st Floor
   New York, NY 10005
   C. Michael Daley                         997,148(3)        4.4
   James A. Daley                             9,500(4)          *
   Lee T. Sprague                           227,634(5)        1.0
   Harold W. Shad, III                      157,427(6)          *
   Robert J. Murray                          20,000(7)          *
   Larry C. Renfro                            8,000(8)          *
   Joseph F. Abely                          259,450(9)        1.2
   David W. Manly                                 0             *

                                             NUMBER OF
                                           COMMON SHARES
                 NAME OF                   AND NATURE OF    PERCENTAGE OF
             BENEFICIAL OWNER            BENEFICIALLY OWNED COMMON STOCK
             ----------------            ------------------ -------------
   William R. Duvall                           189,750(10)         *
   Peter J. Conner                             240,750(11)       1.1
   All executive officers and directors      2,109,659(12)       9.0
    as a group (10 persons)

- ---------------------
*  Less than one percent (1%) of the outstanding Common Stock.
(1) According to a report filed with the SEC on Amendment No. 5 to Schedule 13G, dated April 9, 1996, respectively, Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of March 29, 1996, investment discretion with respect to 1,214,700 and 993,800 shares, respectively. The Capital Group Companies, Inc. disclaims beneficial ownership as to 2,208,500 shares.
(2) According to a report filed on Schedule 13D, dated April 9, 1996, and Amendment No. 1 thereto, dated April 10, 1996, Leon G. Cooperman is the managing general partner of Omega Capital Partners, L.P., Omega Institutional Partners, L.P., and Omega Equity Partners, L.P. and is the President and majority stockholder of Omega Advisors, Inc., investment advisor to Omega Overseas Partners, Ltd. and Omega Partners II, Ltd., and investment manager to certain unrelated third parties. Mr. Cooperman exercises sole voting and sole investment power with respect to 928,400 shares and shared voting and investment power with respect to 208,800 shares.
(3) Includes (i) 23,809 shares held jointly with spouse, (ii) 8,167 shares held by spouse as to which beneficial ownership is disclaimed, (iii) 3,000 shares held as custodian under the Massachusetts Uniform Transfer to Minors Act as to which beneficial ownership is disclaimed and (iv) options currently exercisable to purchase 840,250 shares.
(4) Includes 9,500 shares subject to currently exercisable options.
(5) Includes 5,000 shares held by spouse as to which beneficial ownership is disclaimed and 9,500 shares subject to currently exercisable options.
(6) Includes (i) 52,565 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 35,797 shares held by controlled corporations, (iii) 9,000 shares held by a retirement account, and (iv) 9,500 shares subject to currently exercisable options.
(7) Includes 10,500 shares held jointly with spouse and 9,500 shares subject to currently exercisable options.
(8) Included 8,000 shares subject to currently exercisable options.
(9) Includes (i) 200 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 1,000 shares held jointly with spouse, and (iii) 233,250 shares subject to currently exercisable options.
(10) Includes 179,250 shares subject to currently exercisable options.
(11) Includes 227,750 shares subject to currently exercisable options.
(12) Includes 1,526,500 shares subject to currently exercisable options. See footnotes (3) through (11).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied in a timely fashion during the fiscal year ended February 29, 1996, except for the following: Peter J. Conner made one late filing, reporting the exercise of an option to purchase 12,000 shares of Common Stock and the concurrent sale of the shares of Common Stock acquired upon such exercise; James A. Daley made one late filing, reporting the sale of 47,619 shares of Common Stock; and David Manly made one late filing, reporting the termination of three options to purchase 22,500, 30,000 and 40,000 shares of Common Stock, respectively. In addition, C. Michael Daley made one late filing, reporting the receipt by him and his spouse of a gift of 1,500 shares of Common Stock each during the fiscal year ended February 28, 1994.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  One of the purposes of the Meeting is to fix the number of directors of the Company at six (6) and to elect six (6) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the six (6) nominees named below unless otherwise specified on the proxy form. All of the nominees are currently members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company except that Mr. James A. Daley and Mr. C. Michael Daley are brothers.

  The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

  The following information is furnished with respect to the persons nominated for election as directors:

                                       PRESENT PRINCIPAL EMPLOYER
      NAME        AGE                AND PRIOR BUSINESS EXPERIENCE
      ----        ---                -----------------------------
C. Michael Daley   60 Mr. C. Michael Daley has served as Chairman of the Board,
                      Chief Executive Officer and Treasurer of the Company since
                      July 1986. Mr. Daley was also President of the Company from
                      July 1986 to January 11, 1996. Mr. Daley has been a director of the Company since 1981. Prior to July 1986, he was Presi-
                      dent and a principal of Daley Care Management Company, a
                      company engaged in the health care business.
James A. Daley     55 Mr. James A. Daley has served as a director of the Company since 1985. Mr. Daley is President and a principal of Daley
                      Hotel Group, Inc., and several affiliated entities, all of
                      Boston, Massachusetts, which are in the hotel and restaurant business.

                                          PRESENT PRINCIPAL EMPLOYER
       NAME          AGE                AND PRIOR BUSINESS EXPERIENCE
       ----          ---                -----------------------------
Harold W. Shad, III   49 Mr. Shad has served as a director of the Company since July
                         1988. Until May 1990, Mr. Shad was president of Recovery
                         Systems, Inc., the Company's former Florida distributor. Mr.
                         Shad has been involved in the automotive sales and leasing business in Florida since 1974. From 1984 to the present, he has been owner, President and Chief Executive Officer of
                         Mike Shad Ford of Jacksonville, Florida. Mr. Shad is a
                         director of the National Automobile Dealers Association,
                         representing Florida. Mr. Shad is also a past Chairman of
                         the Ford Motor Company's National Dealer Counsel.
Lee T. Sprague        56 Mrs. Sprague has served as a director of the Company since
                         1981. Mrs. Sprague has been a private investor for more than the past five years. Mrs. Sprague also serves on the boards of various private, educational and charitable institutions.
Robert J. Murray      54 Mr. Murray has served as a director of the Company since
                         1992. Mr. Murray has been Chairman of the Board, President and Chief Operating Officer of New England Business
                         Services, Inc. since December 13, 1995. From January 1991 to
                         December 1995, Mr. Murray was Executive Vice President,
                         North Atlantic Group, of the Gillette Company. Prior to
                         January 1991, Mr. Murray served as Chairman of the Board of
                         Management of Braun AG, a Gillette subsidiary headquartered in Germany. He has also held a variety of other management positions since joining Gillette in 1961. Mr. Murray also
                         serves on the Board of Directors of Fleet Bank of
                         Massachusetts, Connecticut and Rhode Island, Allmerica
                         Financial Operation and North American Mortgage Company.
Larry C. Renfro       42 Mr. Renfro was first elected as a director on May 4, 1993 to fill a vacancy on the Board. Since 1990, Mr. Renfro has held the office of Vice President, Financial Services and has
                         served as a member of the Operating Committee of Allmerica
                         Financial. From 1989 to 1990, he was Executive Vice
                         President of State Street Bank and Trust Company. From 1988
                         to 1989, he was Chairman of Boston Financial Data Services,
                         Inc., a subsidiary of State Street Bank and Trust Company.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                              BOARD OF DIRECTORS

 Meetings of the Board of Directors and Committees

  The Board of Directors met six times during the fiscal year ended February 29, 1996. The Board of Directors has standing Audit and Compensation Committees. The Board does not have a nominating committee. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 1996.

  The Compensation Committee, which currently consists of Mrs. Sprague and Messrs. Murray and Shad, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met two times during the fiscal year ended February 29, 1996.

  The Audit Committee, which consists of Messrs. James Daley, Shad and Renfro, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the
Company's accounting principles, financial controls and policies. The Audit Committee met one time during the fiscal year ended February 29, 1996.

 Compensation of Directors

  Pursuant to the Directors' Compensation Plan, in addition to stock options granted as described below, each director is entitled to an annual stipend of $6,500 (based on a minimum of four directors meetings a year and for directors elected between annual meeting dates, prorated based upon the term of service), an attendance fee for each Board meeting of $600 and reimbursement of travel and hotel expenses (for out-of-state directors only) not to exceed $1,000 per meeting.

  Non-employee directors (currently five persons) are eligible to receive Non-Employee Director Options under the Company's Restated and Amended Stock Incentive Plan (the "Stock Incentive Plan"). The provisions for Non-Employee Director Options under the Stock Incentive Plan are designed to be a "formula plan" under applicable rules promulgated by the Securities and Exchange Commission ("SEC") and are administered by the Board of Directors. Pursuant to the Stock Incentive Plan, on the third business day following the annual meeting of stockholders on July 20, 1994, an option to purchase 10,000 shares of Common Stock was granted to each non-employee director re-elected at such meeting at an exercise price of $7.375 per share, the fair market value on the date of grant. Thereafter, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives an option grant to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on that date. Pursuant to the Stock Incentive Plan, an option to purchase 5,000 shares of Common Stock was granted to each non-employee director re-elected at the annual meeting of stockholders on July 19, 1995 at an exercise price of $12.375 per share, the fair market value on the date of grant. Any non-employee director elected other than at an annual meeting of stockholders will be granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. There are 210,000 shares of Common Stock authorized for awards as Non-Employee Director Options and to date the Company has issued Non-Employee Director Options to purchase 75,000 shares of Common Stock.

  Non-Employee Director Options are nonqualified stock options under the Stock Incentive Plan. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options have a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "Change in Control," as described in the Stock Incentive Plan, occurs or as otherwise provided in the terms of the option.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table and notes present the compensation paid by the Company to its Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer for each of the last three fiscal years.

                                                                        LONG-TERM
                                          ANNUAL COMPENSATION          COMPENSATION
                                   ----------------------------------- ------------
                                                             OTHER      SECURITIES
                                                             ANNUAL     UNDERLYING   ALL OTHER
        NAME AND                                          COMPENSATION   OPTIONS    COMPENSATION
   PRINCIPAL POSITION     YEAR (1) SALARY ($)   BONUS ($)    ($)(2)       (#)(3)       ($)(4)
   ------------------     -------- ----------   --------- ------------ ------------ ------------
C. Michael Daley            1996    $302,884(7) $150,000           0     125,000       $3,696
(Chairman, Chief            1995     272,115     125,125           0     125,000        2,310
Executive
Officer and Treasurer)      1994     249,327      87,500    $214,583     125,000        2,249
Joseph F. Abely             1996     153,533(7)   78,750           0      40,000        3,696
(President and Chief        1995     138,752      48,780           0      40,000        2,310
Operating Officer) (5)      1994     133,456      40,203           0      45,000        2,249
William R. Duvall           1996     119,378(7)   49,510           0      40,000        3,696
(Senior Vice President,     1995     110,716      33,363           0      40,000        1,076
Operations and Technical    1994     105,527      32,080           0      45,000        1,553
Development)
Peter J. Conner             1996      93,448(7)   32,244           0      40,000        3,696
(Vice President,            1995      88,190      22,146           0      40,000        2,310
Government Relations)       1994      84,823      17,035           0      45,000        2,107
David W. Manly              1996      88,023           0           0      40,000            0
(Former Vice President,     1995     117,587      41,339           0      40,000        1,300
Sales and Marketing) (6)    1994     113,097      34,070           0      45,000        1,300

- ---------------------
(1) The Company's fiscal year ends on the last day of February.
(2) Represents payment of the balance of accrued but unpaid salary due to Mr. Daley for services rendered from January 1987 to August 1988. As of February 28, 1994, all amounts due to Mr. Daley for accrued but unpaid salary for the period from January 1987 to August 1988 were paid.
(3) Options represent the right to purchase shares of Common Stock at a fixed price per share (fair market value) in accordance with vesting schedules applicable to each option. Certain options become immediately and fully exercisable upon a "Change in Control." A "Change in Control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.
(4) Represents the Company's match of the employee's contribution to the 401(k) plan.
(5) Mr. Abely was appointed President and Chief Operating Officer on January 11, 1996. Previously, he was Senior Vice President and Chief Financial Officer.
(6) Mr. Manly resigned as an officer of the Corporation on October 31, 1995.
(7) Reflects 53 pay periods during the year.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows all options granted to each of the named executive officers of the Company during the fiscal year ended February 29, 1996 and the potential value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission ("SEC") and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                                 INDIVIDUAL GRANTS
                    --------------------------------------------
                                                                  POTENTIAL REALIZABLE
                                                                    VALUE AT ASSUMED
                    NUMBER OF  % OF TOTAL                            ANNUAL RATES OF
                    SECURITIES  OPTIONS                                STOCK PRICE
                    UNDERLYING GRANTED TO                             APPRECIATION
                     OPTIONS   EMPLOYEES  EXERCISE OR              FOR OPTION TERM(3)
                     GRANTED   IN FISCAL  BASE PRICE  EXPIRATION -----------------------
       NAME           (#)(1)      YEAR     (2)($/SH)     DATE     5%($)     10%($)
       ----         ---------- ---------- ----------- ---------- -------- ----------
C. Michael Daley     125,000       25%      $8.375     4/15/05   $658,374 $1,668,449
Joseph F. Abely       40,000        8        8.375     4/15/05    210,680    533,904
David W. Manly (4)    40,000        8        8.375     4/15/05    210,680    533,904
William R. Duvall     40,000        8        8.375     4/15/05    210,680    533,904
Peter J. Conner       40,000        8        8.375     4/15/05    210,680    533,904

- ---------------------
(1) These Senior Management Options become exercisable in four equal installments on February 29, 1996, February 28, 1997, February 28, 1998 and February 28, 1999. These options are subject to earlier vesting upon a "Change in Control" (see Summary Compensation Table Note (3)). Options may be exercised by the employee only during the term of employment and are not assignable other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon the death of the optionee, the estate or other beneficiary may exercise the options for a period of up to twelve months, but prior to expiration.
(2) The exercise price per share is the market price of the underlying Common Stock on the date of grant.
(3) The values shown are based on the indicated assumed annual rates of appreciation, compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(4) Mr. Manly resigned as an officer of the Corporation on October 31, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

  The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                            NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                                            OPTIONS AT FY-END (#)         FY-END ($)(2)
                                          ------------------------- -------------------------
                      SHARES      VALUE
                   ACQUIRED ON  REALIZED
      NAME         EXERCISE (#)  ($)(1)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----         ------------ --------- ----------- ------------- ----------- -------------
C. Michael Daley      50,000    $ 362,500   840,250      187,500    $6,210,780    $552,734
Joseph F. Abely       80,000      745,650   273,750       61,250     1,877,234     183,828
William R. Duvall     67,000      676,956   179,250       61,250     1,209,796     183,828
Peter J. Conner       52,000      417,173   227,750       61,250     1,622,046     183,028
David W. Manly(3)    226,500    2,310,306         0            0             0           0

- ---------------------
(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at February 29, 1996 ($10.50 per share), less exercise price, times the number of options outstanding.
(3) Mr. Manly resigned as an officer of the corporation on October 31, 1995.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                       REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") consists of Lee T. Sprague, Robert J. Murray and Harold W. Shad, III, three non-employee directors. The Committee is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives (currently stock options) to directors and officers and also exercises authority with respect to the administration of the stock incentive plans of the Company.

COMPENSATION PHILOSOPHY AND PRACTICE

  The Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Committee structures its compensation programs to achieve the following objectives:

  . offer compensation opportunities that attract and retain exceptionally talented individuals; motivate individuals to perform at their highest levels; reward achievements that further the business strategy of the Company.

  . link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value.

  . encourage executives to manage from the perspective of persons with ownership interests in the Company.

  Each year the Committee conducts a full review of the Company's executive compensation program. In fiscal 1996, the Company retained an independent consultant to review the current executive compensation practices of the Company, to assess the competitive level of the executive compensation and to recommend objective performance measures to use in awarding bonus compensation. The Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company's executive compensation programs.

  Based upon the findings of the independent consultant and its own deliberations, the Committee believes that the Company's executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company's management.

  The Committee recently reviewed the performance standards by which it determines annual bonus awards. These performance standards are based on a combination of Company results and individual achievements, except for C. Michael Daley whose award is determined completely by reference to corporate results. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement (other than Mr. Daley), the Committee also takes into account the views of Mr. Daley, the Company's Chief Executive Officer. The Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

EXECUTIVE OFFICER COMPENSATION PROGRAM

  BASE SALARY. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Over the past three years, increases in base salary have generally been modest. Mr. Abely's base salary was increased to $175,000 on January 11, 1996 to reflects his promotion to President and Chief Operating Officer.

  ANNUAL BONUS COMPENSATION. The Company's executive officers are eligible for an annual cash bonus. Early in the fiscal year, the Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels. In fiscal 1996, the corporate performance standards were based on growth in revenues, growth in net earnings and market penetration. The Committee also considered individual achievements in areas such as departmental performance and leadership of special projects. Over the past three fiscal years, the Committee has awarded cash bonuses to its executive officers.

  The awards for each year are generally declared during the first quarter of the following fiscal year and are paid during that fiscal year. The Committee has allocated more for bonuses in fiscal 1996 than in fiscal 1995 because the Company has had an excellent year in which, among other things, it had record sales growth and profits, expanded the use of the Company's technology into new jurisdictions, and reduced the manufactured and installed cost of the Company's products.

  MANAGEMENT STOCK OWNERSHIP. Under the Stock Incentive Plan, stock options may be granted to the executive officers, officers and other key employees of the Company. The Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company's other stockholders. Furthermore, the Committee believes stock option grants pursuant to the Stock Incentive Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Committee awards stock options and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

  On May 20, 1996, the Committee granted 182,500 Senior Management Options to purchase Common Stock at $12.875 per share, as follows: Joseph F. Abely, William R. Duvall, and Peter J. Conner, 30,000 each; and other key managers, 92,500 in the aggregate. The Committee considers these option grants reflective of the excellent performance of senior management during fiscal 1996 as measured by the corporate and individual performance standards and consistent with the intent and purposes of the Company's compensation philosophy. The Chief Executive Officer was also granted Senior Management Options, as discussed below.

CHIEF EXECUTIVE OFFICER COMPENSATION

  In determining the compensation of the Company's Chairman and Chief Executive Officer, C. Michael Daley, the Committee considered the demonstrated leadership he brings to the Company and the excellent performance of the Company during the past fiscal year as measured against the Company performance standards established by the Committee. In light of these factors, Mr. Daley's salary was also increased to $325,500, effective April 1, 1996. Based on the Company's achievements in fiscal 1996 as measured by its growth in revenues, growth in net earnings and market penetration, the Board approved, based on the Committee's recommendation, a bonus of 150,000 to be paid in the first quarter of fiscal 1997 and the Committee granted Mr. Daley a Senior Management Option to purchase 125,000 shares of the Company's Common Stock on the same terms as the grants of Senior Management Options to other executive officers.

                                             The Compensation Committee

                                                   Lee T. Sprague
                                                  Robert J. Murray
                                                Harold W. Shad, III

STOCK PERFORMANCE GRAPH

  The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock to the NASDAQ Market Index and a company-selected peer group index, which includes Code Alarm, Inc., Audiovox Corp., and Cincinnati Microwave, Inc., over a five-year period beginning February 28, 1991 and ending February 29, 1996. The peer group index was formed on a weighted average basis based on market capitalizations. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                       [PERFORMANCE GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                  AMONG LOJACK, PEER GROUP AND NASDAQ MARKET

Measurement period                            PEER        NASDAQ
(Fiscal Year Covered)            LOJACK       GROUP       MARKET
- ---------------------           --------     --------    --------
Measurement PT -
1991                             $100         $100        $100
FYE 1992                         $ 75         $127.43     $110.51
FYE 1993                         $144.23      $209.31     $110.69
FYE 1994                         $226.92      $513.41     $141.04
FYE 1995                         $226.92      $288.67     $134.65
FYE 1996                         $307.69      $180.7      $185.93


               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal intended to be presented at the Company's 1997 annual meeting of stockholders must be received at the executive offices of the Company not later than February 6, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

          RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Company has selected Deloitte & Touche LLP as its independent certified public accountants for the current fiscal year. The firm and its predecessor have audited the Company's financial statements annually since 1985. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from the stockholders.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders for the fiscal year ended February 29, 1996 is being furnished to stockholders of record on May 22, 1996. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

                                 OTHER MATTERS

  As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, in their best judgement.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS, Clerk

- --------------------------------------------------------------------------------
PROXY                          LOJACK CORPORATION                    PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders


                                 July 17, 1996

        The undersigned hereby appoints C. Michael Daley and Joseph F. Abely (or either of them) as proxies, each with full power of substitution, to vote all shares of LoJack Corporation owned by the undersigned on May 22, 1996 at the Annual Meeting of Stockholders of LoJack Corporation, to be held July 17, 1996 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts, and at any adjournments thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting and Proxy Statement dated June 6, 1996, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

        The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all the nominees in Item 1 and in the discretion of the proxies on Item 2 on the reverse.

                               SEE REVERSE SIDE

- -------------------------------------------------------------------------------

- -----------------------------------------------------------------------------
A [X]   Please mark your
        votes as in this
        example.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                  FOR all       WITHHOLD AUTHORITY
                  nominees      to vote for all nominees
1. Election
   of               [_]                [_]                   Nominees:    C. Michael Daley       2. In their discretion upon such
   Directors                                                              James A. Daley            other business as may properly
                                                                          Harold W. Shad, III       come before the meeting or any
                                                                          Lee T. Sprague            adjournment thereof.
                                                                          Robert J. Murray
                                                                          Larry C. Renfro           Please mark, date, sign and
                                                                                                    return in the enclosed
                                                                                                    envelope.


Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

____________________________________________________



SIGNATURE ___________________________________   DATE ___________________________


SIGNATURE ___________________________________   DATE ___________________________
           Signature if held jointly

Note: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint tenants, each party should sign.
- --------------------------------------------------------------------------------